UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2019

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On December 17, 2019, the Company issued the press release attached hereto as Exhibit 99.1.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the “Safe Harbor” section of the press release in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Spokespersons of the Company plan to present the information in the presentation slides attached hereto as Exhibit 99.2.

On December 17, 2019 the Company announced the following information:

Proteostasis Therapeutics, Inc. today announced positive topline results from the Company’s global, multicenter, randomized, placebo-controlled, 28-day, Phase 2 study evaluating its proprietary cystic fibrosis transmembrane conductance regulator (CFTR) modulator combinations in F508del homozygous and heterozygous CF subjects 18 years of age and older.

The trial is designed to assess the efficacy, safety and tolerability of PTI’s once-daily proprietary combinations, 300 mg of dirocaftor (PTI-808) and 600 mg of posenacaftor (PTI-801), with or without 10 mg of nesolicaftor (PTI-428), or placebo, over a four week treatment period. A total of 28 F508del homozygous and 40 F508del heterozygous subjects were enrolled into the doublet, triplet or placebo arms. The compounds were generally well tolerated and the majority of reported adverse events were mild to moderate in severity. Most subjects enrolled in the Phase 2 study carried a high disease burden, with over 80 percent of subjects trying and failing to enroll into trials of currently approved modulators due to ineligibility.

Homozygous subjects receiving the triple combination experienced a mean absolute improvement in ppFEV1 of 8 percentage points over pooled placebo at day 28 (p ≤ 0.01, 95% CI 3, 12; n=11). Improvements in lung function were the highest in high disease burden subgroups, predefined as subjects with ppFEV1 <70 at baseline (+10 ppFEV1, n=9), subjects with at least 2 pulmonary exacerbations within 12 months prior to study (+12 ppFEV1, n=5) and poor responders to prior CFTR modulators (+12 ppFEV1, n=7). Sweat chloride concentration in homozygous subjects receiving dirocaftor, posenacaftor and nesolicaftor demonstrated a mean improvement of -29 mmol/L at day 28 (p < 0.0005, 95% CI -42, -16; n=11) compared to pooled placebo.

In the homozygous population, the magnitude of the improvements in the ppFEV1 and sweat chloride concentration at day 28 with the dirocaftor, posenacaftor and nesolicaftor were higher than those observed in subjects receiving the double combination of dirocaftor and posenacaftor. These observations highlight the contribution of nesolicaftor to the overall efficacy of the triple combination.

In PTI’s first clinical study with F508del heterozygous population, 40 subjects with at least 26 different genotypes were enrolled. As expected, given the mechanism of action of CFTR modulators, a broad range of ppFEV1 and sweat chloride responses were observed in these subjects. For those on active treatment, ppFEV1 responses ranged from -13 to +20 and sweat chloride concentration responses ranged from +12 mmol/L to -79 mmol/L. Changes in sweat chloride concentration were statistically significant (p<0.01). Responder rate, defined as ppFEV1 improvement of 5 percentage points or more, was three times as high in subjects who received active vs. placebo. Mean changes in ppFEV1 were not statistically significant in the heterozygous population.

Based on these results, the Company is planning to launch a global, Phase 3, randomized, placebo-controlled, MORE trial (Modulator Options to RestorE CFTR study) in CF subjects with the common F508del homozygous mutation, beginning in 2020. The MORE trial complements the CHOICES trial (Crossover trial based on Human Organoid Individual response in CF - Efficacy Study), which is designed to evaluate the translation of organoid ex-vivo response to potential clinical benefit in patients with rare mutations. CHOICES, which is also expected to initiate in 2020, will be the first ever personalized medicine-based study in CF.

Safe Harbor

To the extent that statements in this release are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this release include, without limitation, statements regarding the potential of our proprietary combination therapies for the treatment of CF, the potential benefit to patients of our proprietary combination therapies, expected timing of patient enrollment in, data from, the completion of, our clinical studies and cohorts for our clinical programs, including our planned Phase 3 program and initiation of a registrational or pivotal study. Forward-looking statements made in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported by the Company (noting that these results are based on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility that FDA or other regulatory agency comments delay, change or do not permit trial commencement, or intended label, or the FDA or other regulatory agency requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials in a competitive clinical environment, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in the endorsement, if any, by therapeutic development arms of CF patient advocacy groups (and the maintenance thereof), and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The above information is not an admission as to the materiality of any information therein. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, furnished herewith.

99.2	Presentation slides, filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press release, furnished herewith.

99.2	Presentation slides, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2019	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer